Exhibit 99.1
Contact:	Adam Mazur
Rubenstein PR
212-843-8073
amazur@rubensteinpr.com

Tim Clemensen
Rubenstein IR
212-843-9337
tclemensen@rubensteinir.com

FOR IMMEDIATE RELEASE

SulphCo® former Chairman and CEO Adopting SEC Rule 10b5-1 Trading Program

Houston, TX., December 10, 2007 — SulphCo®, Inc. (the “Company”) (Amex: SUF) announced today that Dr. Rudolf W. Gunnerman, the Company’s former Chairman and CEO, has adopted a stock trading program under Securities and Exchange Commission (SEC) Rule 10b5-1 for the sale of up to 2.5 million shares of Company stock over the next 12 months. Dr. Gunnerman has entered into this program in order to diversify his financial holdings. After selling these shares, Dr. Gunnerman would own approximately 24.9 million shares.

Rule 10b5-1 permits individuals to adopt written plans at a time when they are not in possession of material nonpublic information and to sell shares according to the plan on a regular basis.

About SulphCo®, Inc.

SulphCo® has developed a patented safe and economic process employing ultrasound technology to desulfurize and hydrogenate crude oil and other oil related products. The Company's technology is designed to upgrade sour heavy crude oils into sweeter, lighter crude oils, producing more gallons of usable oil per barrel.

From time to time, the Company may issue forward-looking statements, which involve risks and uncertainties. This statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as actual results could differ and any forward-looking statements should be considered accordingly.